Global Axcess Corp Announces Fourth Quarter 2007 and Fiscal Year 2007 Financial Results

-Generated $62,200 of Net Income for Fourth Quarter 2007 -
-Company returns to fiscal profitability with $430,500 of Net Income for 2007 -

JACKSONVILLE, FL, FEBRUARY 20, 2008 /PRNewswire-FirstCall/ - Global Axcess Corp (OTCBB: GAXC) (the “Company”), an independent provider of ATM solutions, today announced the financial results for the fourth quarter and fiscal year ended December 31, 2007.

The Company reported revenues from continuing operations of approximately $5.4 million for the fourth quarter ended December 31, 2007, up from the reported revenues of approximately $5.2 million for the same period of 2006. This represented an increase of approximately 2.8% year over year.

The Company recorded net income for the fourth quarter ended December 31, 2007 of approximately $62,200, which compares to net income of $14,100 for the same period of 2006. Fourth quarter 2006 net income included $146,700 of income relating to fees which had accumulated but had not been recognized as revenue, and as such, the amount was recognized as other non-operating income during the fourth quarter ended December 31, 2006. The fourth quarter of 2007 represented the fifth consecutive quarter of positive earnings since the Company announced its restructuring plan in the third quarter of 2006.

For the fiscal year ended December 31, 2007, the Company reported revenues from continuing operations of approximately $21.8 million, up from the reported revenues of approximately $21.4 million for fiscal 2006. This represented an increase of approximately 1.5% year over year.

The Company recorded net income for the fiscal year ended December 31, 2007 of approximately $430,500, which compares to a net loss of $4,864,300 for fiscal 2006. Net income per diluted share for fiscal 2007 was $.02 on a share count of 20,988,348 versus a net loss per diluted share of $.23 on a share count of 20,996,013 for fiscal 2006.

The Company achieved gross profit from continuing operations of approximately $2.3 million or 42.2% of revenue for the three-month period ended December 31, 2007. This compared to $2.0 million or 39.1% of revenue for the same period of 2006.

SG&A expenses from continuing operations were approximately $1.3 million, or 23.7% of revenue for the fourth quarter 2007 versus $1.3 million, or 25.4% of revenue for the same period in 2006.

Depreciation and amortization expense increased by approximately $44,200 to $578,800 for the three-month period ended December 31, 2007 as compared to $534,600 for the same period in 2006.

During the fourth quarter of 2007, the Company recorded interest expense of approximately $309,400. This is compared to interest expense of approximately $316,700 for the same period in 2006. Included in the fourth quarter 2007 interest expense was $32,500 of non-cash expense relating to the interest swap agreement the Company entered into with its senior lender in October 2005.

For the fiscal year 2007, SG&A expenses from continuing operations were approximately $5.3 million, or 24.3% of revenue versus $6.8 million, or 31.9% of revenue for fiscal 2006.

The Company’s EBITDA (earnings before net interest, taxes, depreciation and amortization) increased to $3,925,700 for fiscal 2007 from negative $1,148,500 for fiscal 2006. EBITDA as a percentage of revenues increased to 18.0% for fiscal 2007 from negative 5.4% for fiscal 2006.

EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure to the appropriate GAAP measure is included in this release.

Michael J. Loiacono, Chief Financial Officer of the Company, stated, “During 2007 we continued to adjust our cost structure associated with the restructuring efforts which began in the third quarter of 2006. The fourth quarter of 2007 and fiscal 2007 both exemplified these efforts as we saw decreases in SG&A expenses, both in dollars and in percentages of revenue, from the same periods last year. I am pleased to see that we were able to execute our cost reduction plans designed to stabilize our financials and return us to profitability. I believe this improvement reflects our commitment to profitability and our commitment to aggressively and continually review our cost structure and to adjust wherever possible.”

Mr. George McQuain, Chief Executive Officer of Global Axcess, stated, “We are very pleased to have produced five quarters of profitability in a row and a profitable 2007. Additionally, we successfully completed the network mandated Triple-DES project and the U.S. Patriot Act mandated background check project. With the completion of these two projects, we can now free up our sales and account management staffs to drive revenue growth.

On the whole our team has done a very good job across many fronts and we believe our 2007 net income and 2007 record EBITDA bear that out. Our staff remains focused and dedicated to making Global Axcess Corp the best company in the U.S. ATM services industry. We continue to be very excited with our progress.”

Conference Call Information

The conference call will be announced within the next seven days.

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of ATM services in the United States. Through its wholly owned subsidiary, Nationwide Money Services, Inc. (NMS), the Company provides turnkey ATM management solutions that include cash, project and account management services. NMS currently owns and operates 4,335 ATMs in its national network spanning 44 states. For more information on the Company, please visit http://www.globalaxcess.biz.

Investors
Sharon Jackson, 904-395-1149
Sharon.Jackson@GLXS.biz

This press release may contain forward-looking statements. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should" or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause Global Axcess’ actual results to differ materially from the results indicated by these forward-looking statements. For a list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1 of the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 28, 2007, and other filings that have been filed with the Securities and Exchange Commission. Global Axcess assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2007

ASSETS
Current assets
Cash and cash equivalents	$540,161
Accounts receivable, net of allowance for doubtful accounts of $23,797	924,629
Inventory	235,597
Prepaid expenses and other current assets	141,348
Total current assets	1,841,735

Fixed assets, net	5,580,882

Other assets
Merchant contracts, net	12,057,638
Intangible assets, net	4,165,491
Deferred tax asset - non-current	339,800
Other assets	15,139

Total assets	$24,000,685

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,361,635
Notes payable - related parties - current portion, net	20,695
Note payable	25,000
Senior lenders' notes payable - current portion, net	600,000
Capital lease obligations - current portion	961,046
Total current liabilities	4,968,376

Long-term liabilities
Notes payable - related parties - long-term portion, net	1,317,180
Senior lenders' notes payable - long-term portion, net	4,757,377
Capital lease obligations - long-term portion	823,489
Total liabilities	11,866,422

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-
Common stock; $0.001 par value; 45,000,000 shares
authorized, 21,021,786 shares issued, 20,973,924 outstanding	21,022
Additional paid-in capital	22,453,584
Accumulated deficit	(10,328,377)
Treasury stock; 47,862 shares of common stock at cost	(11,966)
Total stockholders' equity	12,134,263
Total liabilities and stockholders' equity	$24,000,685

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	December 31, 2007	December 31, 2006

Revenues	$5,350,890	$5,204,603

Cost of revenues	3,094,869	3,170,347
Gross profit	2,256,021	2,034,256

Operating expenses
Depreciation and amortization	578,822	534,587
Selling, general and administrative	1,267,586	1,322,018
Impairment of notes receivable	-	4,851
Stock compensation expense	38,000	-
Total operating expenses	1,884,408	1,861,456
Operating income from continuing operations
before items shown below	371,613	172,800

Interest expense, net	(309,434)	(316,722)
Gain on sale of assets	-	11,295
Other non-operating income	-	146,703
Net Income	$62,179	$14,076

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31, 2007	December 31, 2006

Revenues	$21,750,897	$21,437,125

Cost of revenues	12,705,636	12,405,270
Gross profit	9,045,261	9,031,855

Operating expenses
Depreciation and amortization	2,262,551	2,359,455
Impairment of long-lived assets	-	1, 329,396
Selling, general and administrative	5,279,101	6,839,003
Restructuring charges	-	757,811
Impairment of notes receivable	5,743	817,607
Recovery of bad debts	(100,000)	-
Stock compensation expense	87,181	(11,698)
Other expense	-	450,000
Total operating expenses	7,534,576	12,541,574
Operating income (loss) from continuing operations
before items shown below	1,510,685	(3,509,719)

Interest expense, net	(1,232,661)	(1,356,407)
Gain (loss) on sale or disposal of assets	(22,517)	21,672
Other non-operating income	-	146,703
Loss attributed to minority interest	-	109,351
Income (loss) from continuing operations	$255,507	$(4,588,400)
Income (loss) from discontinued operations, net of tax	$175,000	$(275,937)
Net Income (loss)	$430,507	$(4,864,337)

Income (loss) per common share - basic:
Income (loss) from continuing operations	$0.01	$(0.22)
Income (loss) from discontinued operations	$0.01	$(0.01)
Net Income (loss) per common share	$0.02	$(0.23)

Income (loss) per common share - diluted:
Income (loss) from continuing operations	$0.01	$(0.22)
Income (loss) from discontinued operations	$0.01	$(0.01)
Net Income (loss) per common share	$0.02	$(0.23)

Weighted average common shares outstanding:
Basic	20,988,348	20,996,013
Diluted	20,988,348	20,996,013

GLOBAL AXCESS CORP AND SUBSIDIARIES
EBITDA Reconciliation
(Unaudited)

	For the Year Ended
	December 31, 2007	December 31, 2006

Net income (loss)	$430,507	$(4,864,337)
Provision for income taxes	-	-
Interest expense, net	1,232,661	1,356,407
Depreciation and amortization	2,262,551	2,359,455
EBITDA	$3,925,719	$(1,148,475)